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As Filed with the Securities and Exchange Commission on March 28, 2002.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Exact name of issuer as specified in its charter:

HEWLETT-PACKARD COMPANY

State or other jurisdiction of incorporation or organization: Delaware	I.R.S. Employer Identification No.: 94-1081436

Address of principal executive offices:
 3000 Hanover Street, Palo Alto, California 94304

Full title of the plans:

Indigo N.V. Flexible Stock Incentive Plan
Indigo N.V. 1996 International Flexible Stock Incentive Plan

Name and address of agent for service:
 ANN O. BASKINS
Vice President, General Counsel and Secretary
3000 Hanover Street, Palo Alto, California 94304

Telephone Number, including area code, of agent for service: (650) 857-1501

CALCULATION OF REGISTRATION FEE CHART

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock $0.01 per share par value to be issued under the Indigo N.V. Flexible Stock Incentive Plan	517,055	$2.31 - $32.58	$ 1,788,159	$165
Indigo N.V. 1996 International Flexible Stock Incentive Plan	2,602,085	$5.37 - $32.26	$24,241,773	$2,231

Total	3,119,140		$26,029,932	$2,396

1.
Plus such indeterminable number of additional shares as may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend or similar capital adjustment, as required by the Plans.

2.
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents, which were filed by Hewlett-Packard Company ("HP") with the Securities and Exchange Commission, and any future filings made by HP with the Securities and Exchange Commission (the "Commission") under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof form the date of filing of such documents:

  •
  Annual report on Form 10-K for the fiscal year ended October 31, 2001, filed with the Commission on January 29, 2002 as amended on Form 10-K/A filed with the Commission on January 30, 2002;

  •
  Quarterly report on Form 10-Q for the quarter ended January 31, 2002, filed with the Commission on March 12, 2002;

  •
  Current report on Form 8-K, dated November 5, 2001, filed with the Commission on November 6, 2001;

  •
  Current report on Form 8-K, dated November 14, 2001, filed with the Commission on November 14, 2001;

  •
  Current report on Form 8-K, dated November 15, 2001, filed with the Commission on November 16, 2001;

  •
  Current report on Form 8-K, dated November 29, 2001, filed with the Commission on November 30, 2001;

  •
  Current report on Form 8-K, dated December 7, 2001, filed with the Commission on December 7, 2001;

  •
  Current report on Form 8-K, dated February 13, 2002, filed with the Commission on February 14, 2002;

  •
  Current report on Form 8-K, dated February 14, 2002, filed with the Commission on February 14, 2002;

  •
  Current report on Form 8-K, dated February 27, 2002, filed with the Commission on February 27, 2002;

  •
  Current report on Form 8-K, dated March 14, 2002, filed with the Commission on March 15, 2002;

  •
  The description of HP's common stock contained in our registration statement on Form 8-A, filed with the Commission on or about November 6, 1957 and any amendment or report filed with the Commission for the purposes of updating such description; and

  •
  The description of HP's preferred share purchase rights contained in our registration statement on Form 8-A, filed with the Commission on September 4, 2001 and any amendment or report filed with the Commission for the purpose of updating such description.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law ("Delaware Law") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's bylaws provide for the indemnification of the directors, officers or employees to the maximum extent permitted by Delaware law. The bylaws also provide that the Company shall not be required to provide indemnification in connection with any proceeding initiated by such person unless the proceeding in which the indemnification is sought was authorized by the Board of Directors.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

4.1	Indigo N.V. Flexible Stock Incentive Plan
4.2	Indigo N.V. 1996 International Flexible Stock Incentive Plan
5	Opinion re legality.
23.1	Consent of Counsel. Contained with the opinion filed as Exhibit 5 hereto and incorporated herein by reference.
23.2	Consent of Independent Auditors.
23.3	Consent of Independent Auditors.
23.4	Consent of Independent Accountants.
23.5	Consent of Independent Accountants.
24	Powers of attorney. Contained in the signature pages (pages 5 - 6) of this Form S-8 Registration Statement and incorporated herein by reference.

Item 9. Undertakings.

  (a)
  The undersigned registrant hereby undertakes:
  1.
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  i.
  To include any prospectus required by section 10(a)(3) of the Securities Act;

  ii.
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      iii.
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    2.
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3.
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, state of California, on this 25th day of March, 2002.

HEWLETT-PACKARD COMPANY
/s/ Charles N. Charnas Charles N. Charnas Assistant Secretary and Senior Managing Counsel

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint Ann O. Baskins and Charles N. Charnas, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-8 Registration Statement pertaining to the Indigo N.V. Flexible Stock Incentive Plan and the Indigo N.V. 1996 International Flexible Stock Incentive Plan, and any or all amendments (including post-effective amendments) to said Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and any Amendments to Registration Statements have been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carleton S. Fiorina Carleton S. Fiorina	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 25, 2002
/s/ Robert P. Wayman Robert P. Wayman	Executive Vice President Finance and Administration (Chief Financial Officer) and Director	March 25, 2002
/s/ Jon E. Flaxman Jon E. Flaxman	Vice President and Controller (Principal Accounting Officer)	March 25, 2002

/s/ Philip M. Condit Philip M. Condit	Director	March 25, 2002
/s/ Patricia C. Dunn Patricia C. Dunn	Director	March 23, 2002
/s/ Sam Ginn Sam Ginn	Director	March 28, 2002
/s/ Richard A. Hackborn Richard A. Hackborn	Director	March 25, 2002
Walter B. Hewlett	Director
/s/ George A. Keyworth George A. Keyworth	Director	March 25, 2002
/s/ Robert E. Knowling Jr. Robert E. Knowling Jr.	Director	March 25, 2002

EXHIBIT INDEX

Exhibit No.
4.1	Indigo N.V. Flexible Stock Incentive Plan.
4.2	Indigo N.V. 1996 International Flexible Stock Incentive Plan.
5	Opinion re legality.
23.1	Consent of Counsel. Contained with the opinion filed as Exhibit 5 hereto and incorporated herein by reference.
23.2	Consent of Independent Auditors.
23.3	Consent of Independent Auditors.
23.4	Consent of Independent Accountants.
23.5	Consent of Independent Accountants.
24	Powers of attorney. Contained in the signature pages (pages 5-6) of this Form S-8 Registration Statement and incorporated herein by reference.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX